SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2003
 (To Prospectus dated June 24, 2003)


                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2003-28

                                 ------------


The Class PO
Certificates represent              The Class PO Certificates
obligations of the trust
only and do not                      o   This supplement relates to the offering of the Class PO certificates of the
represent an interest in                 series referenced above. This supplement does not contain complete
or obligation of                         information about the offering of the Class PO certificates. Additional
CWMBS, Inc.,                             information is contained in the prospectus supplement dated June 25, 2003,
Countrywide Home                         prepared in connection with the offering of the offered certificates of the
Loans, Inc.,                             series referenced above, and in the prospectus of the depositor dated June
Countrywide Home                         24, 2003. You are urged to read this supplement, the prospectus
Loans Servicing LP, or                   supplement and the prospectus in full.
any of their affiliates.
                                     o   As of July 26, 2004, the class certificate balance of the Class PO certificates
This supplement may                      was approximately $1,912,299.
be used to offer and sell
the offered certificates
only if accompanied by
the prospectus
supplement and the
prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

August 2, 2004

                              THE MORTGAGE POOL

          As of July 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 491 Mortgage Loans having an aggregate Stated Principal Balance of approximately $236,701,811.

          The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                               As of
                                                                            July 1, 2004
                                                                         ------------------

Total Number of Mortgage Loans..........................................        491
Delinquent Mortgage Loans and Pend ing Foreclosures at Period
End (1)
          One Payment...................................................       0.20%
          Two Payments..................................................       0.00%
          Three Payments or more (excluding pending foreclosures).......       0.00%
                                                                               -----
          Total Delinquencies...........................................       0.20%
                                                                               =====
Foreclosures Pending....................................................       0.00%
                                                                               -----
Total Delinquencies and foreclosures pending............................       0.20%
                                                                               =====


-----------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

          Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

          Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):




                                                                     At February 28 (29),
                                                     ---------------------------------------------------
                                                               2000                       2001
                                                     ------------------------   ------------------------

Delinquent Mortgage Loans
      and Pending Foreclosures at
      Period End:
           30-59 days..........................                        1.36%                      1.61%
           60-89 days..........................                        0.22                       0.28
           90 days or more
                (excluding
                pending foreclosures)..........                        0.16                       0.14
                                                     ------------------------   ------------------------
                     Total of
                     delinquencies                                     1.75%                      2.03%
                                                     ========================   ========================

Foreclosures pending...........................                        0.16%                      0.27%
                                                     ========================   ========================
Total delinquencies and
      foreclosures pending.....................                        1.91%                      2.30%
                                                     ========================   ========================

Net Gains/(Losses) on
      liquidated loans(1)......................                $(3,076,240)               $(2,988,604)
Percentage of Net
      Gains/(Losses)
      on liquidated loans(1)(2)................                     (0.017)%                   (0.014)%
Percentage of Net
      Gains/(Losses)
      on liquidated loans (based on
      average outstanding
      principal balance)(1)....................                     (0.017)%                   (0.015)%


                                                                                At December 31,
                                                ------------------------------------------------------------------------------
                                                          2001                       2002                       2003
                                                ------------------------   ------------------------   ------------------------

Delinquent Mortgage Loans
      and Pending Foreclosures at
      Period End:
           30-59 days..........................                   1.89%                      2.11%                      2.77%
           60-89 days..........................                   0.39                       0.53                       1.18
           90 days or more
                (excluding
                pending foreclosures)..........                   0.23                       0.35                       1.45
                                                ------------------------   ------------------------   ------------------------
                     Total of
                     delinquencies                                2.50%                      2.99%                      5.41%
                                                ========================   ========================   ========================

Foreclosures pending...........................                   0.31%                      0.31%                      1.39%
                                                ========================   ========================   ========================
Total delinquencies and
      foreclosures pending.....................                   2.82%                      3.31%                      6.80%
                                                ========================   ========================   ========================

Net Gains/(Losses) on
      liquidated loans(1)......................           $(5,677,141)              $(10,788,657)              $(16,159,208)
Percentage of Net
      Gains/(Losses)
      on liquidated loans(1)(2)................                (0.022)%                   (0.032)%                   (0.033)%
Percentage of Net
      Gains/(Losses)
      on liquidated loans (based on
      average outstanding
      principal balance)(1)....................                (0.023)%                   (0.033)%                   (0.034)%


                                                          At June 30,
                                                   ------------------------
                                                             2004
                                                   ------------------------

Delinquent Mortgage Loans
      and Pending Foreclosures at
      Period End:
           30-59 days..........................                      2.26%
           60-89 days..........................                      0.84
           90 days or more
                (excluding
                pending foreclosures)..........                      1.31
                                                   ------------------------
                     Total of
                     delinquencies                                   4.41%
                                                   ========================

Foreclosures pending...........................                      0.50%
                                                   ========================
Total delinquencies and
      foreclosures pending.....................                      4.90%
                                                   ========================

Net Gains/(Losses) on
      liquidated loans(1)......................              $(7,363,739)
Percentage of Net
      Gains/(Losses)
      on liquidated loans(1)(2)................                   (0.014)%
Percentage of Net
      Gains/(Losses)
      on liquidated loans (based on
      average outstanding
      principal balance)(1)....................                   (0.015)%


-----------
(1)"Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2)Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS PO CERTIFICATES

          The following summaries describing certain provisions of the Class PO Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement, the Prospectus and the provisions of the Pooling and Servicing Agreement.

          The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

          As of July 26, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,912,299, evidencing a beneficial ownership interest of approximately 0.81% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $228,011,474 and evidenced in the aggregate a beneficial ownership interest of approximately 96.33% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $8,690,337, and evidenced in the aggregate a beneficial ownership interest of approximately 3.67% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

          The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

          Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,912,299 and (ii) the closing date of the sale of the Class PO Certificates is August 2, 2004. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

          The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 70.0%.



                                    Sensitivity of the Principal Only Certificates to Prepayments
                                                     (Pre-tax Yields to Maturity)

                                                                        Prepayment Assumption
                                                -----------------------------------------------------------------------
Class                                                0%           150%          350%          500%           600%
-----                                           -----------  ------------  ------------   -------------  --------------
Class PO .................................          2.0%          4.5%          8.4%          11.3%          13.1%


          It is unlikely that all of the Mortgage Loans will have the characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

          The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the Prepayment Assumption, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                                               Percent of Class Certificate
                                                   Balance Outstanding*


                                                                                        Class PO
                                                                                     Percentage of
                                                                               the Prepayment Assumption
                                                      --------------------------------------------------------------------

                   Distribution Date                     0%            150%           350%          500%           600%
-------------------------------------------------     ---------     -----------    ----------    ----------    -----------

Initial........................................         100            100            100           100            100
July 2005......................................          99             96             92            89             87
July 2006......................................          97             88             77            68             63
July 2007......................................          96             79             60            47             40
July 2008......................................          94             71             47            33             25
July 2009......................................          93             63             36            22             16
July 2010......................................          91             57             28            15             10
July 2011......................................          89             51             22            11              6
July 2012......................................          87             45             17             7              4
July 2013......................................          85             40             13             5              2
July 2014......................................          83             36             10             3              2
July 2015......................................          81             31              8             2              1
July 2016......................................          78             28              6             2              1
July 2017......................................          76             24              4             1              0
July 2018......................................          73             21              3             1              0
July 2019......................................          70             19              3             0              0
July 2020......................................          67             16              2             0              0
July 2021......................................          63             14              1             0              0
July 2022......................................          60             12              1             0              0
July 2023......................................          56             10              1             0              0
July 2024......................................          52              9              1             0              0
July 2025......................................          48              7              0             0              0
July 2026......................................          43              6              0             0              0
July 2027......................................          39              5              0             0              0
July 2028......................................          34              4              0             0              0
July 2029......................................          29              3              0             0              0
July 2030......................................          23              2              0             0              0
July 2031......................................          17              1              0             0              0
July 2032......................................          11              1              0             0              0
July 2033......................................           5              0              0             0              0
July 2034......................................           0              0              0             0              0
Weighted Average Life
(in years)**...................................          18.9            8.9            4.8           3.6            3.1


-------------------------------------------
*    Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

          As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,048,712 and $100,000 and $2,466,576, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class PO Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

          o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

          Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                                  OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

          All investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

          The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

          Pursuant to a Placement Agency Agreement, dated as of July 30, 2004 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                                    Mortgage Rates(1)

                                                     Number of                   Aggregate                   Percent of
                                                     Mortgage                Principal Balance                Mortgage
Mortgage Rate (%)                                      Loans                    Outstanding                     Pool
-----------------                           ------------------------   -------------------------------   ----------------

5.375...............................                       7              $            3,737,442.59               1.58%
5.500...............................                      29                          15,607,315.79               6.59%
5.625...............................                      60                          31,710,702.95              13.40%
5.745...............................                       1                             325,877.13               0.14%
5.750...............................                     178                          87,375,016.43              36.91%
5.875...............................                     128                          57,785,834.42              24.41%
6.000...............................                      48                          21,955,307.63               9.28%
6.125...............................                      18                           8,820,345.59               3.73%
6.250...............................                       7                           3,010,962.22               1.27%
6.375...............................                       6                           3,019,515.38               1.28%
6.500...............................                       4                           1,495,212.23               0.63%
6.625...............................                       3                           1,089,017.78               0.46%
6.750...............................                       2                             769,260.86               0.32
           Total....................                     491              $          236,701,811.00             100.00%


-----------------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) is approximately 5.805% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans is approximately 5.806% per annum.


                                            Current Mortgage Loan Principal Balances(1)

Range of                                                     Number of                  Aggregate                  Percent of
Current Mortgage                                              Mortgage               Principal Balance               Mortgage
Loan Principal Balances ($)                                    Loans                   Outstanding                    Pool
---------------------------------                      --------------------   -------------------------------   ----------------

  100,000.01 to    150,000.00....................                  1             $              146,646.30              0.06%
  150,000.01 to    200,000.00....................                  1                            194,021.78              0.08
  300,000.01 to    350,000.00....................                 53                         17,881,256.68              7.55
  350,000.01 to    400,000.00....................                138                         51,643,296.84             21.82
  400,000.01 to    450,000.00....................                 86                         36,548,545.14             15.44
  450,000.01 to    500,000.00....................                 54                         25,794,831.52             10.90
  500,000.01 to    550,000.00....................                 36                         18,778,100.54              7.93
  550,000.01 to    600,000.00....................                 36                         20,665,639.90              8.73
  600,000.01 to    650,000.00....................                 33                         20,905,219.04              8.83
  650,000.01 to    700,000.00....................                 10                          6,784,480.08              2.87
  700,000.01 to    750,000.00....................                  8                          5,803,245.30              2.45
  750,000.01 to  1,000,000.00....................                 35                         31,556,527.88             13.33
     Total.......................................                491             $          236,701,811.00            100.00%


---------------------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans isapproximately $482,081.


                                                  FICO Credit Scores(1)

                                                  Number of                   Aggregate                   Percent of
Range of                                          Mortgage                Principal Balance                Mortgage
FICO Credit Scores                                  Loans                    Outstanding                     Pool
------------------                          ------------------------   -------------------------------   ----------------

660-669.............................                      51              $           25,388,298.53              10.73%
700-719.............................                      67                          31,477,668.98              13.30
720 and above.......................                     373                         179,835,843.49              75.98
           Total....................                     491              $          236,701,811.00             100.00%


-----------------------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loansis approximately 744.


                                         Documentation Program for Mortgage Loans

                                                     Number of                   Aggregate                   Percent of
                                                     Mortgage                Principal Balance                Mortgage
Type of Program                                        Loans                    Outstanding                     Pool
-------------------------                   ------------------------   -------------------------------   ----------------

CLUES...............................                       7              $            2,791,940.58               1.18%
Full/Alternative....................                     205                         102,609,683.10              43.35
Preferred...........................                     244                         113,558,285.50              47.98
Streamlined.........................                      35                          17,741,901.82               7.50
           Total....................                     491              $          236,701,811.00             100.00%




                                           Original Loan-to-Value Ratios(1)(2)

                                                     Number of                   Aggregate                   Percent of
Range of                                             Mortgage                Principal Balance                Mortgage
Original Loan-to-Value Ratios (%)                      Loans                    Outstanding                     Pool
---------------------------------           ------------------------   -------------------------------   ----------------

50.00 and below.....................                      53             $           27,554,441.45               11.64%
50.01 to 55.00......................                      35                         18,230,107.31                7.70
55.01 to 60.00......................                      37                         18,867,317.64                7.97
60.01 to 65.00......................                      43                         20,427,645.13                8.63
65.01 to 70.00......................                      61                         29,850,042.53               12.61
70.01 to 75.00......................                      75                         34,681,402.21               14.65
75.01 to 80.00......................                     172                         81,607,416.13               34.48
80.01 to 85.00......................                       1                            334,292.65                0.14
85.01 to 90.00......................                       6                          2,221,156.00                0.94
90.01 to 95.00......................                       8                          2,927,989.95                1.24
           Total....................                     491             $          236,701,811.00              100.00%


---------------------
(1) The weighted average original Loan-to-Value Ratio of the mortgage loans is approximately 67.62%.
(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.


                                      State Distribution of Mortgaged Properties(1)

                                                     Number of                   Aggregate                   Percent of
                                                     Mortgage                Principal Balance                Mortgage
State                                                  Loans                    Outstanding                     Pool
-----                                       ------------------------   -------------------------------   ----------------

California..........................                     491             $          236,701,811.00              100.00%
           Total....................                     491             $          236,701,811.00              100.00%

---------------
(1) No more than approximately 1.71% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.



                                                Purpose of Mortgage Loans

                                                     Number of                   Aggregate                   Percent of
                                                     Mortgage                Principal Balance                Mortgage
Loan Purpose                                           Loans                    Outstanding                     Pool
------------                                ------------------------   -------------------------------   ----------------

Refinance (cash-out)................                      74             $           33,826,287.06               14.29%
Purchase............................                     176                         84,403,965.49               35.66
Refinance (rate/term)...............                     241                        118,471,558.45               50.05
           Total....................                     491             $          236,701,811.00              100.00%




                                               Type of Mortgaged Properties

                                                     Number of                   Aggregate                   Percent of
                                                     Mortgage                Principal Balance                Mortgage
Property Type                                          Loans                    Outstanding                     Pool
-------------                               ------------------------   -------------------------------   ----------------


2-4 Family Residence................                       3             $            1,478,845.92                0.62%
High-rise Condominium...............                       1                            334,292.65                0.14
Low-rise Condominium................                      18                          7,119,332.96                3.01
Planned Unit Development............                     106                         51,793,803.02               21.88
Single Family Residence.............                     363                        175,975,536.45               74.34
           Total....................                     491             $          236,701,811.00              100.00%



                                                    Occupancy Types(1)

                                                     Number of                    Aggregate                   Percent of
                                                     Mortgage                 Principal Balance                Mortgage
Occupancy Type                                         Loans                     Outstanding                     Pool
--------------                              ------------------------   -------------------------------   ----------------


Investment Property.................                       5              $            2,309,698.10                0.98%
Owner Occupied......................                     480                         231,678,060.75               97.88
Secondary Residence.................                       6                           2,714,052.15                1.15
           Total....................                     491              $          236,701,811.00              100.00%


-------------------
(1) Based upon representations of the related borrowers at the time of origination.


                                              Remaining Terms to Maturity(1)

                                                     Number of                   Aggregate                   Percent of
Remaining Term to                                    Mortgage                Principal Balance                Mortgage
Maturity (Months)                                      Loans                    Outstanding                     Pool
-----------------                           ------------------------   -------------------------------   ----------------

360.................................                     444                        215,245,001.21               90.94%
359.................................                      36                         16,597,783.79                7.01
358.................................                       6                          2,946,584.17                1.24
300.................................                       2                            800,810.22                0.34
240.................................                       1                            337,765.59                0.14
0...................................                       2                            773,866.02                0.33
           Total....................                     491             $          236,701,811.00              100.00%


-------------------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is approximately 358 months.

                                   EXHIBIT 2

                                  [Attached]


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28


                                           Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          Certificate                                      Pass
                                                      Class                  Rate                 Beginning              Through
         Class                  Cusip              Description               Type                  Balance               Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------

          A1                  12669ESS6               Senior              Fix-30/360             52,990,197.18          4.150000
          A2                  12669EST4               Senior              Fix-30/360             29,649,892.00          4.150000
          A3                  12669ESU1               Senior              Fix-30/360             20,000,000.00          4.500000
          A4                  12669ESV9               Senior              Fix-30/360             13,600,000.00          5.500000
          A5                  12669ESW7               Senior              Var-30/360              2,336,773.50          2.750000
          A6                  12669ESX5               Senior              Var-30/360                849,735.82         13.062500
          A7                  12669ESY3               Senior              Fix-30/360                284,173.71          5.500000
          A8                  12669ESZ0               Senior              Fix-30/360             52,733,652.51          5.500000
          A9                  12669ETA4               Senior              Fix-30/360                 52,820.39          5.500000
          A10                 12669ETB2               Senior              Fix-30/360                      0.00          5.500000
          A11                 12669EUR5               Senior              Var-30/360             52,625,647.13          1.700000
          A12                 12669EUS3              Strip IO             Var-30/360             52,625,647.13          6.300000
          A13                 12669EUT1               Senior              Fix-30/360              4,076,947.59          5.500000
          PO                  12669ETC0              Strip PO             Fix-30/360              1,924,011.68          0.000000
          AR                  12669ETD8               Senior              Fix-30/360                      0.00          5.500000

-----------------------------------------------------------------------------------------------------------------------------------

           M                  12669ETE6               Junior              Fix-30/360              4,426,442.33          5.500000
          B1                  12669ETF3               Junior              Fix-30/360              1,678,314.11          5.500000
          B2                  12669ETG1               Junior              Fix-30/360                915,713.47          5.500000
          B3                  12669ETH9               Junior              Fix-30/360                610,475.64          5.500000
          B4                  12669ETJ5               Junior              Fix-30/360                458,350.65          5.500000
          B5                  12669ETK2               Junior              Fix-30/360                610,825.18          5.500000

-----------------------------------------------------------------------------------------------------------------------------------

        Totals                                                                                  239,823,972.89

-----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28


                                           Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------
                                                                                                    Current
                               Principal              Interest                Total                Realized
         Class               Distribution           Distribution           Distribution             Losses
------------------------------------------------------------------------------------------------------------------

          A1                     726,673.06             183,257.77             909,930.83                  0.00
          A2                           0.00             102,539.21             102,539.21                  0.00
          A3                           0.00              75,000.00              75,000.00                  0.00
          A4                           0.00              62,333.33              62,333.33                  0.00
          A5                   1,374,577.56               5,355.11           1,379,932.67                  0.00
          A6                     499,846.39               9,249.73             509,096.11                  0.00
          A7                           0.00                   0.00                   0.00                  0.00
          A8                      53,554.97             241,695.91             295,250.88                  0.00
          A9                           0.00                   0.00                   0.00                  0.00
          A10                          0.00                   0.00                   0.00                  0.00
          A11                    392,403.45              74,553.00             466,956.45                  0.00
          A12                          0.00             276,284.65             276,284.65                  0.00
          A13                     55,153.82              18,686.01              73,839.83                  0.00
          PO                      11,712.71                   0.00              11,712.71                  0.00
          AR                           0.00                   0.00                   0.00                  0.00

------------------------------------------------------------------------------------------------------------------

           M                       4,978.15              20,287.86              25,266.01                  0.00
          B1                       1,887.50               7,692.27               9,579.77                  0.00
          B2                       1,029.85               4,197.02               5,226.87                  0.00
          B3                         686.56               2,798.01               3,484.58                  0.00
          B4                         515.48               2,100.77               2,616.25                  0.00
          B5                         686.94               2,799.62               3,486.55                  0.02

------------------------------------------------------------------------------------------------------------------

        Totals                 3,123,706.44           1,088,830.27           4,212,536.70                  0.02

------------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28


                                           Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------
                                                       Cumulative
                                   Ending               Realized
         Class                    Balance                Losses

-----------------------------------------------------------------------

          A1                     52,263,524.11                  0.00
          A2                     29,649,892.00                  0.00
          A3                     20,000,000.00                  0.00
          A4                     13,600,000.00                  0.00
          A5                        962,195.94                  0.00
          A6                        349,889.43                  0.00
          A7                        285,476.18                  0.00
          A8                     52,680,097.53                  0.00
          A9                         53,062.49                  0.00
          A10                             0.00                  0.00
          A11                    52,233,243.69                  0.00
          A12                    52,233,243.69                  0.00
          A13                     4,021,793.77                  0.00
          PO                      1,912,298.98                  0.00
          AR                              0.00                  0.00

-----------------------------------------------------------------------

           M                      4,421,464.18                  0.00
          B1                      1,676,426.61                  0.00
          B2                        914,683.62                  0.00
          B3                        609,789.08                  0.00
          B4                        457,835.17                  0.00
          B5                        610,138.22                205.55

-----------------------------------------------------------------------

        Totals                  236,701,811.00                205.55

-----------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28




                                                   Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------
                                                     Original              Beginning              Scheduled
                                                   Certificate            Certificate             Principal
Class                           Cusip                Balance                Balance             Distribution

-----------------------------------------------------------------------------------------------------------------

          A1                  12669ESS6             56,511,797.00         52,990,197.18             726,673.06
          A2                  12669EST4             29,649,892.00         29,649,892.00                   0.00
          A3                  12669ESU1             20,000,000.00         20,000,000.00                   0.00
          A4                  12669ESV9             13,600,000.00         13,600,000.00                   0.00
          A5                  12669ESW7             42,570,000.00          2,336,773.50           1,374,577.56
          A6                  12669ESX5             15,480,000.00            849,735.82             499,846.39
          A7                  12669ESY3                269,000.00            284,173.71                   0.00
          A8                  12669ESZ0             53,000,000.00         52,733,652.51              53,554.97
          A9                  12669ETA4                 50,000.00             52,820.39                   0.00
          A10                 12669ETB2              7,000,000.00                  0.00                   0.00
          A11                 12669EUR5             54,527,311.00         52,625,647.13             392,403.45
          A12                 12669EUS3             54,527,311.00         52,625,647.13                   0.00
          A13                 12669EUT1              5,300,000.00          4,076,947.59              55,153.82
          PO                  12669ETC0              2,234,546.16          1,924,011.68              11,712.71
          AR                  12669ETD8                    100.00                  0.00                   0.00

-----------------------------------------------------------------------------------------------------------------

           M                  12669ETE6              4,481,000.00          4,426,442.33               4,978.15
          B1                  12669ETF3              1,699,000.00          1,678,314.11               1,887.50
          B2                  12669ETG1                927,000.00            915,713.47               1,029.85
          B3                  12669ETH9                618,000.00            610,475.64                 686.56
          B4                  12669ETJ5                464,000.00            458,350.65                 515.48
          B5                  12669ETK2                618,353.84            610,825.18                 686.94

-----------------------------------------------------------------------------------------------------------------

        Totals                                     309,000,000.00        239,823,972.89           3,123,706.44

-----------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28


                                                   Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                       Unscheduled                Net                 Current                Ending                 Ending
                        Principal              Principal              Realized             Certificate           Certificate
Class                  Adjustments           Distribution              Losses                Balance                Factor

----------------------------------------------------------------------------------------------------------------------------------

          A1                    0.00             726,673.06                   0.00         52,263,524.11          0.92482502572
          A2                    0.00                   0.00                   0.00         29,649,892.00          1.00000000000
          A3                    0.00                   0.00                   0.00         20,000,000.00          1.00000000000
          A4                    0.00                   0.00                   0.00         13,600,000.00          1.00000000000
          A5                    0.00           1,374,577.56                   0.00            962,195.94          0.02260267658
          A6                    0.00             499,846.39                   0.00            349,889.43          0.02260267658
          A7                    0.00                   0.00                   0.00            285,476.18          1.06124972975
          A8                    0.00              53,554.97                   0.00         52,680,097.53          0.99396410441
          A9                    0.00                   0.00                   0.00             53,062.49          1.06124972975
          A10                   0.00                   0.00                   0.00                  0.00          0.00000000000
          A11                   0.00             392,403.45                   0.00         52,233,243.69          0.95792810480
          A12                   0.00                   0.00                   0.00         52,233,243.69          0.95792810480
          A13                   0.00              55,153.82                   0.00          4,021,793.77          0.75882901329
          PO                    0.00              11,712.71                   0.00          1,912,298.98          0.85578853092
          AR                    0.00                   0.00                   0.00                  0.00          0.00000000000

----------------------------------------------------------------------------------------------------------------------------------

           M                    0.00               4,978.15                   0.00          4,421,464.18          0.98671372122
          B1                    0.00               1,887.50                   0.00          1,676,426.61          0.98671372122
          B2                    0.00               1,029.85                   0.00            914,683.62          0.98671372122
          B3                    0.00                 686.56                   0.00            609,789.08          0.98671372122
          B4                    0.00                 515.48                   0.00            457,835.17          0.98671372122
          B5                    0.00                 686.94                   0.02            610,138.22          0.98671372122

----------------------------------------------------------------------------------------------------------------------------------

        Totals                  0.00           3,123,706.44                   0.02        236,701,811.00

----------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28



                                                    Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------
                              Beginning                Pass                 Accrued              Cumulative
                             Certificate             Through                Optimal                Unpaid
Class                          Balance               Rate (%)              Interest               Interest

-----------------------------------------------------------------------------------------------------------------

          A1                 52,990,197.18          4.150000                 183,257.77                   0.00
          A2                 29,649,892.00          4.150000                 102,539.21                   0.00
          A3                 20,000,000.00          4.500000                  75,000.00                   0.00
          A4                 13,600,000.00          5.500000                  62,333.33                   0.00
          A5                  2,336,773.50          2.750000                   5,355.11                   0.00
          A6                    849,735.82         13.062500                   9,249.73                   0.00
          A7                    284,173.71          5.500000                       0.00                   0.00
          A8                 52,733,652.51          5.500000                 241,695.91                   0.00
          A9                     52,820.39          5.500000                       0.00                   0.00
          A10                         0.00          5.500000                       0.00                   0.00
          A11                52,625,647.13          1.700000                  74,553.00                   0.00
          A12                52,625,647.13          6.300000                 276,284.65                   0.00
          A13                 4,076,947.59          5.500000                  18,686.01                   0.00
          PO                  1,924,011.68          0.000000                       0.00                   0.00
          AR                          0.00          5.500000                       0.00                   0.00

-----------------------------------------------------------------------------------------------------------------

           M                  4,426,442.33          5.500000                  20,287.86                   0.00
          B1                  1,678,314.11          5.500000                   7,692.27                   0.00
          B2                    915,713.47          5.500000                   4,197.02                   0.00
          B3                    610,475.64          5.500000                   2,798.01                   0.00
          B4                    458,350.65          5.500000                   2,100.77                   0.00
          B5                    610,825.18          5.500000                   2,799.62                   0.00

-----------------------------------------------------------------------------------------------------------------

        Totals              239,823,972.89                                 1,088,830.27                   0.00

-----------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28



                                                    Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                                             Total                   Net               Unscheduled
                     Deferred              Interest              Prepayment              Interest              Interest
Class                Interest                 Due               Int Shortfall           Adjustment               Paid

------------------------------------------------------------------------------------------------------------------------------

          A1                 0.00            183,257.77                   0.00                   0.00            183,257.77
          A2                 0.00            102,539.21                   0.00                   0.00            102,539.21
          A3                 0.00             75,000.00                   0.00                   0.00             75,000.00
          A4                 0.00             62,333.33                   0.00                   0.00             62,333.33
          A5                 0.00              5,355.11                   0.00                   0.00              5,355.11
          A6                 0.00              9,249.73                   0.00                   0.00              9,249.73
          A7             1,302.46              1,302.46                   0.00                   0.00                  0.00
          A8                 0.00            241,695.91                   0.00                   0.00            241,695.91
          A9               242.09                242.09                   0.00                   0.00                  0.00
          A10                0.00                  0.00                   0.00                   0.00                  0.00
          A11                0.00             74,553.00                   0.00                   0.00             74,553.00
          A12                0.00            276,284.65                   0.00                   0.00            276,284.65
          A13                0.00             18,686.01                   0.00                   0.00             18,686.01
          PO                 0.00                  0.00                   0.00                   0.00                  0.00
          AR                 0.00                  0.00                   0.00                   0.00                  0.00

------------------------------------------------------------------------------------------------------------------------------

           M                 0.00             20,287.86                   0.00                   0.00             20,287.86
          B1                 0.00              7,692.27                   0.00                   0.00              7,692.27
          B2                 0.00              4,197.02                   0.00                   0.00              4,197.02
          B3                 0.00              2,798.01                   0.00                   0.00              2,798.01
          B4                 0.00              2,100.77                   0.00                   0.00              2,100.77
          B5                 0.00              2,799.62                   0.00                   0.00              2,799.62

------------------------------------------------------------------------------------------------------------------------------

        Totals           1,544.55          1,090,374.82                   0.00                   0.00          1,088,830.27

------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28




                                                    Current Payment Information
                                                         Factors per $1,000

--------------------------------------------------------------------------------------------------------------------------------
                                                        Original                 Beginning Cert.
                                                       Certificate                   Notional                   Principal
Class                          Cusip                     Balance                     Balance                   Distribution

--------------------------------------------------------------------------------------------------------------------------------

         A1                  12669ESS6                  56,511,797.00               937.683811000                12.858785279
         A2                  12669EST4                  29,649,892.00             1,000.000000000                 0.000000000
         A3                  12669ESU1                  20,000,000.00             1,000.000000000                 0.000000000
         A4                  12669ESV9                  13,600,000.00             1,000.000000000                 0.000000000
         A5                  12669ESW7                  42,570,000.00                54.892494750                32.289818175
         A6                  12669ESX5                  15,480,000.00                54.892494750                32.289818175
         A7                  12669ESY3                     269,000.00             1,056.407860386                 0.000000000
         A8                  12669ESZ0                  53,000,000.00               994.974575603                 1.010471198
         A9                  12669ETA4                      50,000.00             1,056.407860386                 0.000000000
         A10                 12669ETB2                   7,000,000.00                 0.000000000                 0.000000000
         A11                 12669EUR5                  54,527,311.00               965.124561756                 7.196456958
         A12                 12669EUS3                  54,527,311.00               965.124561756                 0.000000000
         A13                 12669EUT1                   5,300,000.00               769.235395044                10.406381757
         PO                  12669ETC0                   2,234,546.16               861.030179677                 5.241648759
         AR                  12669ETD8                         100.00                 0.000000000                 0.000000000

--------------------------------------------------------------------------------------------------------------------------------

          M                  12669ETE6                   4,481,000.00               987.824666522                 1.110945304
         B1                  12669ETF3                   1,699,000.00               987.824666522                 1.110945304
         B2                  12669ETG1                     927,000.00               987.824666522                 1.110945304
         B3                  12669ETH9                     618,000.00               987.824666522                 1.110945304
         B4                  12669ETJ5                     464,000.00               987.824666522                 1.110945304
         B5                  12669ETK2                     618,353.84               987.824666522                 1.110912416

--------------------------------------------------------------------------------------------------------------------------------

       Totals                                          309,000,000.00               776.129362104                10.109082330

--------------------------------------------------------------------------------------------------------------------------------


      THE                                                                                     Distribution Date:            7/26/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28




                                                    Current Payment Information
                                                         Factors per $1,000


-----------------------------------------------------------------------------------------------------------
                                                                 Ending Cert.                     Pass
                                       Interest                    Notional                     Through
Class                                Distribution                  Balance                      Rate (%)
-----------------------------------------------------------------------------------------------------------

         A1                              3.242823180              924.825025720                 4.150000
         A2                              3.458333333            1,000.000000000                 4.150000
         A3                              3.750000000            1,000.000000000                 4.500000
         A4                              4.583333333            1,000.000000000                 5.500000
         A5                              0.125795300               22.602676575                 2.750000
         A6                              0.597527677               22.602676575                13.062500
         A7                              0.000000000            1,061.249729746                 5.500000
         A8                              4.560300138              993.964104406                 5.500000
         A9                              0.000000000            1,061.249729746                 5.500000
         A10                             0.000000000                0.000000000                 5.500000
         A11                             1.367259796              957.928104798                 1.700000
         A12                             5.066903949              957.928104798                 6.300000
         A13                             3.525662227              758.829013287                 5.500000
         PO                              0.000000000              855.788530918                 0.000000
         AR                              0.000000000                0.000000000                 5.500000

-----------------------------------------------------------------------------------------------------------

          M                              4.527529722              986.713721218                 5.500000
         B1                              4.527529722              986.713721218                 5.500000
         B2                              4.527529722              986.713721218                 5.500000
         B3                              4.527529722              986.713721218                 5.500000
         B4                              4.527529722              986.713721218                 5.500000
         B5                              4.527529722              986.713721218                 5.500000

-----------------------------------------------------------------------------------------------------------

       Totals                            3.523722557              766.025278317

-----------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28




Pool Level Data
Distribution Date                                                                                                           7/26/04
Cut-off Date                                                                                                                6/ 1/03
Determination Date                                                                                                          7/ 1/04
Accrual Period 30/360                                          Begin                                                        6/ 1/04
                                                               End                                                          7/ 1/04
Number of Days in 30/360 Accrual Period                                                                                          30



------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                                 309,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    239,823,972.89
Ending Aggregate Pool Stated Principal Balance                                                                       236,701,811.00

Beginning Aggregate Certificate Stated Principal Balance                                                             239,823,972.89
Ending Aggregate Certificate Stated Principal Balance                                                                236,701,811.00

Beginning Aggregate Loan Count                                                                                                  498
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   7
Ending Aggregate Loan Count                                                                                                     491

Beginning Weighted Average Loan Rate (WAC)                                                                                5.805047%
Ending Weighted Average Loan Rate (WAC)                                                                                   5.804514%

Beginning Net Weighted Average Loan Rate                                                                                  5.455876%
Ending Net Weighted Average Loan Rate                                                                                     5.455566%

Weighted Average Maturity (WAM) (Months)                                                                                        347

Servicer Advances                                                                                                          3,707.23

Aggregate Pool Prepayment                                                                                              2,852,358.97
Pool Prepayment Rate                                                                                                    13.3888 CPR



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28


------------------------------------------------------------------------------
                            Certificate Information
------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                                    96.3429496476%
Senior Prepayment Percentage                                                                                        100.0000000000%

Subordinate Percentage                                                                                                3.6570503524%
Subordinate Prepayment Percentage                                                                                     0.0000000000%


Certificate Account

Beginning Balance                                                                                                              0.00

Deposit
Payments of Interest and Principal                                                                                     4,278,885.91
Liquidation Proceeds                                                                                                           0.00
All Other Proceeds                                                                                                             0.00
Other Amounts                                                                                                                  0.00

Total Deposits                                                                                                         4,278,885.91


Withdrawals
Reimbursement of Servicer Advances                                                                                             0.00
Payment of Master Servicer Fees                                                                                           48,328.13
Payment of Sub Servicer Fees                                                                                              18,021.08
Payment of Other Fees                                                                                                     17,849.83
Payment of Insurance Premium(s)                                                                                                0.00
Payment of Personal Mortgage Insurance                                                                                       171.26
Other Permitted Withdrawal per the Pooling and Service Agreement                                                               0.00
Payment of Principal and Interest                                                                                      4,212,536.69
                                                                                                                       ------------
Total Withdrawals                                                                                                      4,296,906.99

Ending Balance                                                                                                                 0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  1,635.19
Compensation for Gross PPIS from Servicing Fees                                                                            1,635.19
Other Gross PPIS Compensation                                                                                                  0.00
                                                                                                                           --------


                                                               Page 2





      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28



Total Net PPIS (Non-Supported PPIS)                                                                                           -0.00


Master Servicing Fees Paid                                                                                                48,328.13
Personal Mortgage Insurance Fees Paid                                                                                        171.26
Other Fees Paid                                                                                                           17,849.83
                                                                                                                          ---------
Total Fees                                                                                                                66,349.22




------------------------------------------------------------------------------
                            Delinquency Information
------------------------------------------------------------------------------

Group 1
-------

Delinquency                                            One Payment        Two Payments        Three+ Payments            Totals
-----------                                            -----------        ------------        ---------------            ------
Scheduled Principal Balance                             635,521.87                0.00                   0.00        635,521.87
Percentage of Total Pool Balance                         0.268490%           0.000000%              0.000000%         0.268490%
Number of Loans                                                  1                   0                      0                 1
Percentage of Total Loans                                0.203666%           0.000000%              0.000000%         0.203666%

Foreclosure

Scheduled Principal Balance                                   0.00                0.00                   0.00              0.00
Percentage of Total Pool Balance                         0.000000%           0.000000%              0.000000%         0.000000%
Number of Loans                                                  0                   0                      0                 0
Percentage of Total Loans                                0.000000%           0.000000%              0.000000%         0.000000%

Bankruptcy

Scheduled Principal Balance                                   0.00                0.00                   0.00              0.00
Percentage of Total Pool Balance                         0.000000%           0.000000%              0.000000%         0.000000%
Number of Loans                                                  0                   0                      0                 0
Percentage of Total Loans                                0.000000%           0.000000%              0.000000%         0.000000%

REO

Scheduled Principal Balance                                   0.00                0.00                   0.00              0.00
Percentage of Total Pool Balance                         0.000000%           0.000000%              0.000000%         0.000000%
Number of Loans                                                  0                   0                      0                 0


                                                             Page 3



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28




REO
---

Percentage of Total Loans                                0.000000%           0.000000%              0.000000%         0.000000%

Book Value of all REO Loans                                                                                                0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                                       0.00
Total Realized Losses                                                                                                      0.00



------------------------------------------------------------------------------
                 Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection                                                                                 Original                        Current
----------                                                                                 --------                        -------

Bankruptcy Loss                                                                          100,000.00                     100,000.00
Bankruptcy Percentage                                                                     0.032362%                      0.042247%
Credit/Fraud Loss                                                                      3,090,000.00                   2,466,576.02
Credit/Fraud Loss Percentage                                                              1.000000%                      1.042060%
Special Hazard Loss                                                                    4,253,548.00                   4,048,711.70
Special Hazard Loss Percentage                                                            1.376553%                      1.710469%

Credit Support                                                                             Original                        Current
--------------                                                                             --------                        -------

Class A                                                                              300,192,646.16                 228,011,474.12
Class A Percentage                                                                       97.149724%                     96.328572%

Class M                                                                                4,481,000.00                   4,421,464.18
Class M Percentage                                                                        1.450162%                      1.867947%

Class B1                                                                               1,699,000.00                   1,676,426.61
Class B1 Percentage                                                                       0.549838%                      0.708244%

Class B2                                                                                 927,000.00                     914,683.62
Class B2 Percentage                                                                       0.300000%                      0.386429%

Class B3                                                                                 618,000.00                     609,789.08
Class B3 Percentage                                                                       0.200000%                      0.257619%

Class B4                                                                                 464,000.00                     457,835.17
Class B4 Percentage                                                                       0.150162%                      0.193423%


                                                              Page 4





      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                   Series 2003-28


Credit Support                                                                             Original                        Current
--------------                                                                             --------                        -------

Class B5                                                                                 618,353.84                     610,138.22
Class B5 Percentage                                                                       0.200115%                      0.257767%



                                                              Page 5